Exhibit 10.29

Chemed Corporation

Form of Stock Option Grant - 2019

Name

Address

City, State ZIP Code

Dear             ,

In accordance with the 2018* Stock Incentive Plan (the “Plan”) of Chemed Corporation (the “Corporation”), you are hereby granted an option to purchase 2018 shares of the capital stock, par value $1.00 per share, of the Corporation upon the following terms and conditions.

(1)  The purchase price shall be $_______per share.  Payment thereof shall be made in cash or, subject to the next sentence, by delivery to the Corporation of shares of capital stock of the Corporation which shall be valued at their Fair Market Value on the date of exercise, or in a combination of cash and such shares.  Your right to pay the purchase price, in whole or in part, by delivery to the Corporation of shares of capital stock of the Corporation is expressly subject to temporary or permanent revocation or withdrawal at any time and from time to time by action of the Board of Directors of the Corporation without any requirement that advance notice of such revocation or withdrawal be given to you.

(2)  Subject to the provisions of paragraphs (3) and (7), this option is exercisable in whole or in part at any time and from time to time as follows:

__________ Shares on or after October 29, 2020

__________  Shares on or after October 29, 2021

__________ Shares on or after October 29, 2022

Once an installment becomes exercisable, it may be exercised at any time in whole or part until the expiration or termination of this option.  Neither this option nor any right hereunder may be assigned or transferred by you, except by will, the laws of descent and distribution, pursuant to a qualified Domestic Relations order, or to a permitted transferee.  It may be exercised during your life only by you or by a permitted transferee.  Within fifteen (15) months after your death it may be exercised only by your estate, by a permitted transferee, or by a person who acquired the right to exercise the option by bequest or inheritance or by reason of your death.  At the time of each exercise of this option, you or the person or persons exercising the option shall, if requested by the Corporation, give assurances, satisfactory to counsel to the Corporation, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

(3)  This option, to the extent that it shall not have been exercised, shall terminate when you cease to be an employee of the Corporation or a subsidiary, unless you cease to be an employee because of your resignation with the consent of the Committee or because of your death, incapacity or retirement under a retirement plan of the Corporation or a subsidiary.  If you cease to be an employee because of such resignation, this option shall terminate upon the expiration of three months after you cease to be an employee, except as provided in the next sentence.  If you cease to be an employee because of your death, incapacity or retirement under a retirement plan of the Corporation or a subsidiary, or if you cease to be an employee because of your resignation with the consent of the Committee and die during the three-month period referred to in the preceding sentence, this option shall terminate fifteen (15) months after you ceased to be an employee.  Where this option is exercised more than three months after termination of employment, as aforesaid, only those installments which shall have become exercisable prior to the expiration of three months after you ceased to be an employee, whether by death or otherwise, may be exercised.  A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee be deemed a termination of employment within the meaning of this paragraph (3), provided, however, that this option may not be exercised during any such leave of absence.  Notwithstanding the foregoing provisions of this paragraph (3) or any provision of the Plan, this option shall not be exercisable after the expiration of five years from the date this option is granted.

(4)  Upon the occurrence of a Change in Control (as defined in the Chemed Corporation Change in Control Severance Plan, the “CIC Severance Plan”), the Corporation shall cause the surviving entity to issue

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replacement options or stock appreciation rights in the surviving entity’s common stock (“Replacement Award”). Such Replacement Award shall provide you with substantially the same economic value and benefits as provided by this option, including (i) an aggregate purchase price equal to the aggregate purchase price of this option, (ii) an aggregate spread determined immediately after such Change in Control equal to the aggregate spread of this option as determined immediately prior to such Change in Control, and (iii) a ratio of purchase price to the Fair Market Value of the shares subject to such Replacement Award, as determined immediately after the Change in Control, that is equal to the ratio of the purchase price of this option to the Fair Market Value of the Corporation’s Capital Stock, as determined immediately prior to the Change in Control. Notwithstanding anything to the contrary contained herein, the substitution of the Replacement Award for this option shall be done in a manner that complies with Section 409A of the Code.  To the extent such Replacement Award is not fully exercisable, it shall become exercisable on the date this option would otherwise have become exercisable under the terms of this option, subject to your continued employment with the surviving or successor entity through such date, provided, however, that such Replacement Award will become exercisable immediately if your employment is terminated by the surviving or successor entity without Cause or by you for Good Reason (as defined in the CIC Severance Plan).  Such Replacement Award shall become exercisable immediately prior to any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control.  Upon such substitution, this option shall terminate and be of no further force and effect, provided however that if such Replacement Award is not issued for any reason or if the common stock of the surviving entity is not publicly traded on a United States exchange at the date of the Change in Control, then this option shall become exercisable in full upon the occurrence of the Change in Control.    By accepting this grant, you explicitly agree that, to the extent there is a conflict between the terms of this Section 4 and the CIC Severance Plan or the Plan, the terms of this Section 4 shall apply.

(5)  The number and class of shares or other securities covered by this option and the price to be paid therefore shall be subject to adjustment as, and under the circumstances, provided in Section 8 of the Plan.

(6)  This option may be exercised only by serving written notice on the Secretary or Treasurer of the Corporation.  The Corporation shall deliver the shares to you against payment; provided, however, no share shall be issued or transferred pursuant to this option unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the counsel to the Corporation, been complied with.  Any Federal, state or local withholding taxes applicable to any compensation you may realize by reason of the exercise of the option or any subsequent disposition of the shares acquired on exercise shall, upon request, be remitted to the Corporation or the subsidiary by which you are employed at the time of exercise or sale, as the case may be.  You shall have the rights of a stockholder only as to stock actually delivered to you.

(7)  If you are or become an employee of a subsidiary, the Corporation’s obligations hereunder shall be contingent on the approval of the Plan and this option by the subsidiary and the subsidiary’s agreement that (a) the Corporation may administer the Plan on its behalf, and (b) upon the exercise of the option, it will purchase from the Corporation the shares subject to the exercise at their Fair Market Value on the date of exercise, such shares to be then transferred by the subsidiary to the holder of this option upon payment by the holder of the purchase price to the subsidiary.  Where appropriate, such approval and agreement of the subsidiary shall be indicated by its signature below.  The obligation of the subsidiary so undertaken may be waived by the Corporation.

(8)  The Plan is hereby incorporated by reference.  Each term which is defined in the Plan and used in this option shall have the same meaning in this option as it has in the Plan.  This option is granted subject to the Plan and, unless otherwise stated herein, shall be construed to conform to the Plan.   The Corporation may cancel, forfeit or recoup any rights or benefits of, or payments to, you hereunder, including but not limited to any Capital Stock issued by the Corporation upon exercise of this option or the proceeds from the sale of any such Capital Stock, under any current or future compensation recovery policy that it may establish and maintain from time to time  to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise.

Very truly yours,

CHEMED CORPORATION

By:_____________________________

     Naomi C. Dallob

       Chief Legal Officer

Receipt Acknowledged:

______________________

         Employee

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